Exhibit 99.1
On the morning of Monday, November 7, 2005, Beverly Enterprises, Inc. conducted an investor conference call. The following is a transcript of the conference call.
Beverly Enterprises
Third Quarter 2005 Earnings Conference Call
November 7, 2005
Disclaimer: THE TRANSCRIPT BELOW WAS PRODUCED BY THOMSON STREETEVENTS. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ADDITIONAL IMPORTANT INFORMATION IS PROVIDED AT THE END OF THIS DOCUMENT.
Operator:
Good day, and welcome to the Beverly Enterprises third quarter earnings conference call. Today’s call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. Jim Griffith. Please go ahead, sir.
Jim Griffith:
Good morning, everyone. Thanks for joining us. The press release announcing third quarter earnings was distributed earlier this morning. And we plan to file our 10-Q later today. A reconciliation of non-GAAP financial measures included in the press release to their respective GAAP measures in the 10-Q is posted on our website at www.Beverlycorp.com, and was included in the press release materials. Reconciliation of the non-GAAP financial measures that will be discussed on this call also are on our website. I want to remind you that a replay of this call will be available through midnight, Thursday, November 17, and the access numbers are in the press release. I also want to remind you that the release and this conference call are intended to be disclosure through methods reasonably designed to provide broad nonexclusionary distribution to the public in accordance with Regulation FD. The Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 apply to this call. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from forecasts. These and other factors that could affect future results are addressed in materials filed with the SEC. Our CEO, Bill Floyd, will give you some of the operating and financial highlights of the quarter. After that, Bill and Jeff Freimark our Chief Financial Officer will respond to any questions you may have. Bill?

Bill Floyd:
Good morning, everyone. Thanks for joining us. We had another very strong quarter. With revenues, EBITDA, and margin increases in every one of our principal businesses and for the first nine months of this year we achieved significant operating and financial gains despite the challenges and potential distractions posed by the ongoing sales process. The progress we achieved reflects fundamental improvements we’ve been making during the past several years in every facet of our operations. As well as the investments we continue to make at our business units to generate profitable growth in the years ahead. These improvements and growth initiatives have been essential to our success. But I believe the single most important factor in the turn-around of BEI is our people, our care givers, our support organizations, our operations leadership, and our senior management team. They are all committed to providing quality of care and they are determined to take our company to levels of operating and financial performance that exceed even our aggressive turn-around objectives. I am very proud of their dedication and at the results that they have achieved. I would like to now highlight some of the key operating and financial improvements we’ve made during the third quarter. To put comparisons with the ‘04 comparable period on an apples-to-apples basis, there are two principal items that should be excluded from ‘05 third quarter results. The first adjustment is for expenses related to the sales process which totaled 11.5 million, or $0.09 a share diluted in the quarter. Second, we should exclude $2.9 million of pre-tax income, or $0.02 a share that is due to retroactive Medicaid rate increases in California, which are related to prior periods. I should also point out that 22 nursing facilities in California previously classified as held for sale were reclassified as continuing operations during the quarter. Results for both the ‘05 and ‘04 third quarters have been restated to reflect this change. Excluding sales costs and retroactive California rate increases, third quarter revenues were up 10%, net income from continuing operations was up 28%, and our overall EBITDA margin was up 44 basis points to just under 10%. I mentioned earlier the strong performance in each of our business units. Let me dimensionalize these improvements over the year-earlier period. For nursing facilities, EBITDA was up 19%, and the EBITDA margin up 100 basis points to over %. Occupancy rose 110 basis points to an average of 90.5%, and total nursing patient days also were up. We also continued to improve our patient mix. Medicare as a percentage of total patient days was up 130 basis points from the year-earlier quarter, and averaged 12.5%. Medicare revenues averaged 29.8% of total revenues, an increase of 240 basis points. Turning to our elder care service businesses, Aegis therapies achieved a 25% gain in third party revenues reflecting the continuing growth of its client base as well as a 4.4% volume-driven increase in revenue per non-Beverly nursing home contract during the past 12 months. EBITDA for Aegis was up substantially, as was its EBITDA margin. At AseraCare hospice and home health revenues increased more than 50% from the ‘04 third quarter. This gain included 3.6 million in incremental revenues from the opening of 17 new hospice locations. AseraCare also achieved significant increases in both its EBITDA and EBITDA margin. Average daily census was up 46%, to 2620 clients. This reflects an increase of 25% on a same location basis, and a 21% increase generated by new hospice locations. As Jim mentioned, the 10-Q will be filed later today, but I wanted to mention just a few other financial highlights.

Compared to the ‘04 third quarter, our cash position is up more than $10 million, to just under 218 million, and our total debt is down by more than $25 million. Day sales outstanding for nursing facilities was down a full day, to just over 34 days, which we believe is a gold standard in our industry. Our average wage rate compared to the ‘04 third quarter is up by 3% which reflects thoughtful management of labor by our local operators, and the efficiencies provided by the labor management system we rolled out last year. We continued to invest in our business units to ensure profitable growth, and CapEx during the third quarter totaled $23 million, a 43% increase from the year-earlier period. We are clearly on track to achieve our full-year EBITDA target of between 225 and $230 million for continuing operations. I should point out that this target range was set when our California facilities were part of discontinued operations. So our total EBITDA for the full year actually is expected to be 10 million higher because these facilities are now part of continuing operations. And this would bring the revised target range for ‘05 to 235 to 240 million. I should also point out that the reclassification of the California facilities has no impact on the sales price for BEI. The results of these operations were included for modeling purposes, in all the data we shared with prospective purchasers. I know there is a lot of interest in the progress of our sales process. We already shared with the market the progress to date on the debt portion of the financing and we expect North American senior care to complete the equity portion by November 18. Until that point, it really is not appropriate for me to comment further on the transaction and we will not be able to entertain any questions about the sales process on this call. However, if you have any questions about third quarter operating and financial performance we’d be pleased to hear from you at this time. Operator.
Operator:
Thank you. And our first question today will come from Brian Lombardi with Dolphin Limited.
Brian Lombardi:
Good morning.
Bill Floyd:
Good morning, Brian.
Brian Lombardi:
I heard you say you won’t comment on the process and I don’t want you to comment any further than what you already have but I couldn’t hear exactly what you said. I thought I heard you say these results were included in the negotiations and they don’t have any bearing on the process whatsoever. Is that what you said?
Bill Floyd:
Yes, I said that the results, the raising of the — the reclassification of the California facilities has no impact on the sales price for BEI.

Brian Lombardi:
Oh, okay.
Bill Floyd:
And I said the results of these operations were included for modeling purposes and all the data we shared with prospective purchasers.
Brian Lombardi:
Okay. So this quarter, is news or is not news for the deal participants as a whole, not just one piece of it?
Bill Floyd:
Well, I’m not sure what you mean by news?
Brian Lombardi:
Okay. Well—.
Bill Floyd:
I mean the deal purchasers were aware that we reclassified California.
Brian Lombardi:
Okay. Very good. And I assume that you’re within the financing conditions even though they’re a little bit opaque from an outside perspective?
Bill Floyd:
Well, as I mentioned, we have — we communicated regarding the debt financing on October 21, and we expect the equity portion to be complete by November 18.
Brian Lombardi:
Okay.
Operator:
And next, we will move on to Jerry Doctrow with Legg Mason.
Jerry Doctrow:
Good morning.
Bill Floyd:
Good morning, Jerry.

Jerry Doctrow:
I have two or three things. One I was wondering if we just could get a little more color. The results were very impressive. But each of your sort of key competitors over the last quarter or so have stumbled either on occupancy or cost and that sort of thing so I was wondering if maybe you can elaborate more on what you think you’re doing differently or whether it is just the state you’re in, or trying to get a little bit better understanding of that.
Bill Floyd:
Well, I mean Jerry, I will certainly talk about what we’re doing and I’m not going to comment on what competitors are doing but I think, and I am going to have Dave talk to you a little bit about the nursing home side but we have been saying for the last two or three years that we’ve had a strategy, we’ve been executing against that, in terms of our — going after occupancy, and what you’re seeing in 2005 is the payoff from those things, and Dave, do you want to comment a little bit more about what we’re doing on occupancy?
Dave Devereaux:
Yes, I think this is really the maturation of the five product model we’ve explained at investor day and talked about for some time. We do have a balanced approach to the product lines in our nursing homes and with the capital we’ve deployed over the number of years, the investment in Alzheimer’s, and then this year, with the investment in skilled nursing and rehabilitation units we’ve been able to build both occupancy and mix over the last couple of years, and just sticking to that strategy has really paid off. We haven’t seen the occupancy erosion by going after premium mix because of the shortened length of stay and been able to balance that with a census anchor, meaning a longer-term stay patient in the Alzheimer’s product lines.
Bill Floyd:
Jerry, I think one of the things also that is very important here is that while we have increased the amount of CapEx, this is not the random walk theory of spending. I mean we are very disciplined about how we spend that money. We expect our operators to deliver a full scale ROI analysis to us, if we spend the money, how is it going to generate growth. What is it going to do. Versus just we redo the dining room in the nursing home. So we’re very disciplined about that. And I think that’s why you see the return on investment. Cindy do you want to comment on Aegis a little bit and AseraCare?
Cindy Susienka:
Sure. On Aegis, we just continue to see strong sales results. Our operators are executing our same store growth and our sales strategy continues to have probably one of the strongest years we’ve had from a sales standpoint. Our recruiting, we put a lot of energy and strategy around recruiting the last couple of years. And again, we’ve been able to retain our therapists and increase the number of therapists that we’ve hired year-over-year pretty significantly. On AseraCare, we continue to be very focused on the balanced diagnoses, and really focused on admissions, and that has paid off for us quite well over the last year.

Jerry Doctrow:
Okay. And if I could just do a couple of follow-ups, did the hurricanes make any difference to you guys in terms of maybe picking up patients from areas that were affected?
Bill Floyd:
Not really. It was not material for us, Jerry. I mean we had — it was kind of scattered here and there, but it was not a material issue in the quarter.
Jerry Doctrow:
And if you could comment sort of next year just potential impact of rugs for firemen and then also therapy casting, where that stands and how that could affect you?
Bill Floyd:
Well, we are looking — as you know, there has been an extension on the moratorium on therapy caps, and with regard to the rugs for fireman, the government had indicated that this would be essentially a break-even for us, it is a few million dollars below that. We’re not exactly happy about that, but the fact that there is the strong potential for stability in the reimbursement environment, which is really — I think Washington has finally recognized that there is a relationship between the quality of care that we can provide and the level of funding that takes place, and we can’t live in this sort of roller coaster environment. I think that is a very positive, not only for Beverly but for the entire industry.
Jerry Doctrow:
Okay. Thanks.
Jim Griffith:
Jerry, just one point on the occupancy levels, perhaps an unanswered — unasked question, our California facilities increased our overall average by only one tenth of a percentage point. So excluding California, our average occupancy would have been 90.4%. So we didn’t achieve that 90.5% by any — by including the California ops.
Jerry Doctrow:
Okay. Thanks.
Operator:
[OPERATOR INSTRUCTIONS] And next, we will move to AJ Rice with Merrill Lynch.
AJ Rice:
Hello, everybody. I just had a couple of questions, if I could ask real quick. First of all, just a follow up on Jim’s comment there, does moving the California properties back into the consolidated mix, did that have any impact on the bottom line either way in the quarter?

Bill Floyd:
Jeff, do you want to comment on that?
Jeff Freimark:
No, AJ, it does not have any bottom line impact. It is just between continuing ops and dis-ops.
AJ Rice:
Okay. But it didn’t add or take away a penny or two or anything?
Jeff Freimark:
No.
Jim Griffith:
AJ, in the press release, we talk about the reclassifications caused an increase of — in continuing ops pre-tax of 1.2 million in the current third quarter, and 1.3 million in the comparable period last year. So it is essentially a wash.
AJ Rice:
Right. Okay. And then just to understand, too, another line item that is running through, and obviously highlighted nonoperating, nonrecurring, is the deal costs, and I guess, it is running at a pretty high level about 11 million in the quarter and I think you’re now up to 36 million, I know typically, a lot of fees get paid once the deal is completed. What is — can you give us some flavor for what are the costs there and what the prospects for those are of going away once we get past November 17 or 18?
Bill Floyd:
Jeff, go ahead and respond to that, please.
Jeff Freimark:
Sure. AJ, you’re right in terms of the total costs, and so far, we’ve paid out approximately 18.1 million in sales-related expenses and we have 18.5 million on the balance sheet. We think that it will result in some incremental costs beyond the 36.6 that’s been paid out or accrued to date. But can’t estimate that. When the formation capital consortium made their bid, the Board and the company entered into agreements with two firms, Morgan and Lehman, and they were asked to review the proposals, run the necessary models, provide opinions, and work with the Company on the process and those financial arrangements were in the proxy. The structure of the agreements that we have with both of them is that we are obligated to pay fees regardless of the outcome of the auction process, and so we had the bulk of their costs accrued in the first quarter when they were entered into, and then they were increased again in the third quarter when the final bid from NASC was approved. Management and the Board has also been utilizing a number of additional advisors, and finally, as part of the process, in anticipation of the financing needs, we have also paid the costs for surveys, appraisals, and so on, related to potential financing. So I think that the rate of the accruals will clearly decline on a go-forward basis, and the bulk of the costs have already been accrued.
AJ Rice:
Okay. All right. And then the last question I had was just obviously the sales process has taken a long time, most of this year, I guess, you guys have been under — dealing with this. Are there any things operationally that you are not doing or that you might have otherwise planned to do at the beginning of the year that have been put on hold because of this? I don’t know whether you’ve stepped back on acquisitions or other things, can you just maybe make some comments along those lines?
Bill Floyd:
Sure, AJ. I will tell you unequivocally, unequivocally we have not backed down on any area of our operations, and I think the results of the third quarter, the result of the second, the first quarter reflect that, the one area that we have backed down on for obvious reasons is the acquisition area. But outside of that, in terms of the operations, our capital spending is up. Everything that we have always done, we have continued, and we will be running this company, and treating it the way we are treating it, and following our strategy till the day that we’re not running it.
AJ Rice:
Okay. Great. Thanks a lot.
Operator:
And we will move to James Krumpel with Friedman Billings Ramsey.
James Krumpel:
Good morning, guys.
Bill Floyd:
Good morning, Jim.
James Krumpel:
Can you just comment, when September, you announced sort of an update on NASC deal, this is not to ask about the deal itself, but about the suspension of the breakup fee, is that still intact or is the breakup fee back on?
Bill Floyd:
No, the breakup fee is not there right now.
James Krumpel:
Okay. And — okay, no more deal-related stuff.

Bill Floyd:
Jim, you’re very good about kind of maneuvering around so I’ve got my antenna up.
James Krumpel:
Right, I’m going to ask it cryptically now, as it relates to the 75% rule, can you talk a little bit about what you’re hearing in Congress on the proposed delay of implementation of the 75% rule? And secondly, about the take down of reimbursement under Medicare for bad debt expense?
Bill Floyd:
Sure. The — with regard to the second part of that, on the bad debt expense, I mean and I know you follow these issues very closely, I mean you know, the Senate had just approved the — going from the 100% down to 75%. We believe, and we have lobbied very strongly that that is wrong. That is an apples and oranges comparison to look at what goes on in hospitals versus long-term care facilities. We believe that there is support for not changing the bad debt rule in the House. And we’re very optimistic that when all the dust settles on this, that is not going to be part of the budget reconciliation package. Because it is clearly wrong. It is clearly a mistake. It is not appropriate for long-term care. Particularly given some of the challenges that the industry has faced. Now, with regard to the 75% rule, Jack McDonald who heads our government relations, Jack, you want to respond to that question?
Jack McDonald:
The Senate version that passed is at 50% freeze for two years. Again, as Bill said, on the House side, there is no similar proposal, so it will have to go to conference. Where that will end up is very speculative at this point in time.
James Krumpel:
And given kind of the unusual developments at AHCA, the lobbying organization, the trade association, are there two voices or is there any dissonance in the way that the alliance and the American Health Care Association are driving home the points?
Jack McDonald:
No.
Bill Floyd:
Well, I think as a result of the last election, I think there is actually a movement toward having one voice there, several of the alliance members were elected officers of the American Health Care Association and our position has always been there should be one voice, and I want to believe that as a result of these most recent elections, that that one voice is coming more to fruition.

James Krumpel:
And I guess the final one will be on Medicaid rates. Can you just give your current view on the expected increases in Medicaid rates for 2006?
Bill Floyd:
Well, we are in the 3 to 3.5% range, right, Jeff?
Jeff Freimark:
That’s correct, Bill.
Bill Floyd:
And we see, we see that as being realistic, Jim.
James Krumpel:
Okay. Thanks a lot.
Bill Floyd:
Okay.
Operator:
And we will move on to Steve Tressa with Deutsche Bank.
Steve Tressa:
Yes, good morning.
Bill Floyd:
Good morning, Steve.
Steve Tressa:
One quick question. I’ve read a lot in the press recently about various parties concerned about the $173 million litigation reserve, and how that relates to the sale process. Could you just provide more detail on that and how you expect that to be treated? And could that be a potential hindrance to the entire process itself? Thanks.
Bill Floyd:
Well, I’m going to turn this and let Jeff speak to that, but I will tell you, first of all, it is absolutely not any hindrance, either in the past now, or in the future, to the sales process, and all those numbers have been clearly built into the equation, but Jeff, do you want to speak in more detail to that.
Jeff Freimark:
Well, I clearly agree with Bill’s response. To the extent that there were to be any liabilities determined, that would be pretransaction following the date of the transaction itself. The Company will satisfy those obligations. The Company will be positioned to satisfy those obligations and that would continue. But first, there needs to be a determination made that there is an actual liability.
Steve Tressa:
Right. But the reserve itself should be transferred over to the operator, correct?
Jeff Freimark:
The reserve itself will stay with the Company.
Steve Tressa:
Okay. Thank you.
Operator:
And there are no further questions. I will turn the call back over to Mr. Griffith for any additional or closing remarks.
Jim Griffith:
Well, thanks everyone for joining us. Have a good day.
Operator:
And that will conclude today’s conference call. Thank you for your participation.

IMPORTANT INFORMATION
In connection with the merger with North American Senior Care, Inc. (“NASC”), Beverly Enterprises, Inc. (“BEI”) will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with NASC are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.
In addition, our results of operations, financial condition and cash flows may be adversely impacted by the recently concluded auction process, the announcement of the proposed transaction with NASC and the subsequent amendments of the merger agreement with NASC, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the transaction with NASC. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Beverly Enterprises, Inc.
2005 and 2004 Continuing Operations EBITDA (as adjusted)
Reconciliation
(In millions)

	Quarter Ended
	September 30,
	2005	2004
Revenues	$583.9	$524.8
Less: Retroactive California revenue adjustment	5.0	—

Revenues, as adjusted	$578.9	$524.8

EBITDA, as adjusted	$57.1	$49.5
Less:
Depreciation and amortization	(19.4)	(15.6)
Interest expense, net	(8.3)	(9.8)
Costs related to early extinguishment of debt	—	(0.2)
Costs related to the sales process of the Company	(11.5)	—
Add back:
Retroactive California adjustment, net	2.9	—

Pre-tax income	$20.8	$23.9

Beverly Enterprises, Inc.
2005 and 2004 Nursing EBITDA (as adjusted)
Reconciliation
(In millions)

	Quarter Ended
	September 30,
	2005	2004
Revenues	$513.3	$473.0
Less: Retroactive California revenue adjustment	5.0	—

Revenues, as adjusted	$508.3	$473.0

EBITDA, as adjusted	$51.4	$43.1

Less:
Depreciation and amortization	(16.9)	(13.2)
Interest expense, net	(1.2)	(1.3)
Add back:
Retroactive California adjustment, net	2.9	—

Pre-tax income	$36.2	$28.6

Beverly Enterprises, Inc.
Projected 2005 Continuing Operations EBITDA
Range Reconciliation
(In millions)

Projected EBITDA	$225.0	$230.0

Less:
Depreciation and amortization	(72.0)	(72.0)
Interest expense	(43.0)	(43.0)

Add back:
Interest income	6.0	6.0

Pre-tax income	$116.0	$121.0

Projected EBITDA including California	$235.0	$240.0
Less:
Depreciation and amortization	(72.3)	(72.3)
Interest expense	(43.0)	(43.0)
Add back:
Interest income	8.5	8.5

Pre-tax income including California	$128.2	$133.2